MANAGEMENT AGREEMENT
                                       FOR
                              THE CITY BAR & GRILL
                          IN THE SAN JOSE HILTON HOTEL


     This Consulting / Management Agreement is entered into as of February 20, 1998, by and between The Hilton Hotel (Hotel) in San Jose, CA and Grill Concepts, Inc. (GCI) in Los Angeles, CA. The parties agree to the following:

1.   Scope of Agreement
     ------------------

     1.1 Hotel wishes to retain GCI as Manager of the restaurant operation known as The City Bar & Grill ("the restaurant"), located in The Hilton Hotel in San Jose. The scope of operations to be included under this agreement are to include all food and beverages, and accompanying services, sold from the current operation, excluding all banquet sales. Specifically, Manager will manage restaurant sales for all hours of operations including: breakfast, lunch, dinner, bar sales and room service sales.

     1.2 Banquet sales will be sold and managed by the Hotel, however, food and beverage which is prepared by the restaurant, will be sold to the Hotel at cost plus a 10% fee. Additionally, all labor costs associated with banquet sales will be accounted for and charged separately for means of accounting net income for the restaurant operation. Banquet allocations and the system of accounting shall be reviewed after 90 days of operation under the Management Contract.

     1.3 This Agreement shall commence on the date noted above, and shall continue for a period of ten (10) years unless earlier terminated pursuant to the provisions contained herein. The Consulting phase of this agreement will not exceed 90 days. The Management Agreement will begin as of the date that the Consulting phase is complete.

2.   Management Fee
     --------------

     2.1 In return for management of the restaurant, Manager will receive a Management Fee equal to eight-percent (8%) of Gross Receipts received by the Hotel in connection with or resulting from food and beverage sales in the restaurant and room service, excluding banquet revenue. In addition, the Hotel shall pay Manager fifty-percent (50%) of all annual profits in excess of the 1997 profit level of $230,000.001, using identical accounting practices to those used to generate the 1997 reports. An additional expense line item shall be added to the Profit & Loss report to reflect the 8% Management Fee paid to Manager which will not alter the predetermined net income amount that is required for Manager to be eligible to participate in profits.

     2.2 Other exclusions from the Gross Receipt calculation are: 1) Taxes: sales tax, excise taxes, gross receipts taxes, admission taxes, use taxes, and other similar taxes now or later imposed upon the sale of food beverage, merchandise or services ; 2) uncollectible amounts of any check, bank draft, charge or credit account; 3) the amount of any gratuities paid or given to employees of the restaurant; 4) amounts attributed to meals served or provided at no charge to employees of the restaurant; and 5) Sales & Promotion allowances. Gross receipts are to be calculated using identical accounting practices to those used to generate the 1997 Profit & Loss reports.

     2.3 The Hotel will provide to Manager a detailed Profit & Loss statement for the business year 1997, which will be on record as the model Profit & Loss statement from which all future comparisons, as described within this agreement, will be calculated. Upon request from Manager, the Hotel will provide, within reason, any "back-up" to the 1997 Profit & Loss statement as it relates directly to the calculations used in determining payment of the Management Fee.

     2.4 Payment of the Management Fee will begin as of the time and date that all operational changes, as agreed to, have been executed by Manager. This date will mark the commencement of the Management Contract. Management Fee is to be paid monthly, and will be due by the 10th day of each month for the preceding month.

3.   Scope of Responsibility
     -----------------------

     3.1 Manager shall oversee the operation of the restaurant and shall supervise the General Manager, who will remain an employee of Hotel and will conform to overall hotel direction and policies, and who will also be responsible for managing the day-to day operation of the restaurant. Additionally, Manager day-to-day operation of the restaurant. Additionally, Manager will advise in the area will advise in the areas of purchasing, facility maintenance, advertising and public relations.s of purchasing, facility maintenance, advertising and public relations.



--------

1 This number has been calculated to include the pre-established 1997 profit level of $200,000.00 plus a $30,000.00 credit for the 10% fee on banquet food cost.

     3.2. Operational changes are to include: 1) implementation of a new menu, based upon the menu currently utilized in Daily Grill restaurant operations, to the extent that the kitchen facilities of the restaurant are adequate to reproduce the menu in its entirety; 2) management and service staff training as agreed upon by both parties to incorporate the philosophy and style of service as currently performed at Daily Grill operations, and 3) implementation of all other elements of Daily Grill's operating system, as deemed necessary in a mutually agreed upon Strategic Plan, as it relates to the successful management of the restaurant, which may include modifications to policies and procedures in various areas of operations. A detailed description of the areas to be covered by this agreement are attached in Exhibit 1: Management Consulting Plan.

     3.3 The restaurant must, under Manager, realize profit levels that are comparable to or better than current operations, using the exact methods of accounting as currently utilized by the Hotel. Manager will be granted a three month Grace Period, from the start date of the Management Agreement, within which period, they will not be held responsible to realize profit levels equal to that of previous profits. In the event that the agreed upon remodeling has not been completed, the Grace Period will be extended until such time that the remodeling is complete.

4.   Consulting Phase
     ----------------

     4.1 During the initial Consultation Agreement, not to exceed ninety (90) days, Manager will be considered a consultant to the Hotel and will be paid on a daily rate for each employee assigned to the project. The rate for each employee shall be calculated to a prorated amount of the employee's current base salary plus 25% to cover all fringe benefits for the first 45 days, and shall revert to only the prorated base salary, less fringe benefits on any days exceeding 45.

     4.2 The Hotel will provide food at the restaurant and lodging for Manager's supervisory and training personnel during the consultation phase of this agreement. Additionally, all out-of-pocket expenses will be billed to and reimbursed by the Hotel.

5.   Hotel's Obligations
     -------------------

     5.1 Hotel is obligated and solely liable to pay for any and all improvements, including capital improvements, to the restaurant. The Hotel shall be required to maintain, at a minimum, the current condition and standard of the physical plant.

     5.2 The Hotel shall provide to Manager, hotel rooms, at no charge, for twelve (12) nights per year as well as on-site meals during such occupancy.

     5.3 Within ten (10) days after the end of each calendar month and within thirty (30) days after the end of each calendar year, the Hotel shall submit to Manager a Profit & Loss statement which shall fairly and accurately reflect Gross Receipts, Operating Expenses and Net Income for the period in question. If Manager elects to audit any such statement and if such audit reveals an understatement of Gross Receipts and/or Net Income of more than two-percent (2%), the Hotel shall pay the cost of the audit.

     5.4 Hotel agrees to indemnify, defend, and hold harmless Manager from all claims, loss, damage or expense (including legal fees and costs) resulting directly or indirectly from its performance as Manager, including without limitation claims, losses, and/or damages and expenses arising directly or indirectly from the negligence of Manager's agents and employees. The foregoing indemnity shall not include indemnification for acts of gross negligence or willful misconduct when Manager is in control of such employees and has liability for such conduct, nor shall it include indemnification from any acts which constitute a breach of Manager's obligations hereunder.

     5.5 The Hotel agrees to preserve and protect the distinctive features of Manager's Operating Systems, including; menus; recipes; operating procedure; manuals; training systems; marketing plans and all other distinctive elements designed by Manager to enhance the restaurant, and that all previously noted elements be used solely in the restaurant located in the Hilton Hotel in San Jose, CA. It is understood that this Operating System remains the property of Manager and in the event of termination of this agreement shall be returned to Manager and use by Hotel will be discontinued.

6.   Termination of Agreement
     ------------------------

     6.1 Manager does not have the right to assign or delegate any of its obligations contained herein to any person or entity without the prior written consent of the Hotel. If Hotel sells or conveys the facility containing the restaurant, Hotel will notify Manager of the transfer. Manager may, at its sole option, terminate the rights and obligations of the parties effective on the date of such transfer or conveyance.

     6.2 Hotel maintains the right to terminate this agreement should Manager fail to perform to the current level of profits as set by the 1997 model Profit & Loss statement during either, a) two (2) consecutive accounting quarters, or
b) in a calendar year. Manager shall have the option to cure any profit deficiency for the purpose of keeping this agreement in force.

     6.3 Either party shall have the right to terminate this agreement with 30-day written notice, with or without cause. In the event that Hotel shall exercise this option, Hotel shall reimburse Manager for any and all costs which have not been recovered by Manager through payment of the 8% Management Fee. Additionally, Hotel's use of all Operating Systems shall cease upon termination (Section 5.5).

7.   No Joint Venture
     ----------------

     7.1 Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party as creating a relationship of principal or agent, a partnership or joint venture between the parties. It is understood and agreed that neither any provision contained in this Agreement nor any acts of the parties shall be deemed to create any relationship between them other than the relationship set forth herein and agents shall at all times be considered an independent contractor.

     IN WITNESS WHEREOF, this Consulting / Management Agreement has been executed as of the date first set forth above.


                                                    HILTON HOTEL
                                         By:
                                           -------------------------------------
                                        Its:
                                           -------------------------------------

                                                    GRILL CONCEPTS, INC.
                                          By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------